POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence T. Jilk, Jr., Wayne R. Weidner and H. Anderson Ellsworth, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signatures                       Title


/s/ Gary L. Rhoads            Treasurer                     January 27, 1999
Gary L. Rhoads                (Principal Financial
                              and Accounting Officer)

/s/ John H. Body              Director                      January 27, 1999
John H. Body

/s/ J. Ralph Borneman, Jr.    Director                      January 27, 1999
J. Ralph Borneman, Jr.

/s/ Frederick H. Gaige        Director                      January 27, 1999
Frederick H. Gaige

/s/ John W. Jacobs            Director                      January 27, 1999
John W. Jacobs

/s/ Lawrence T. Jilk, Jr.     Director, Chairman            January 27, 1999
Lawrence T. Jilk, Jr.         and Chief Executive
                              Officer (Principal
                              Executive Officer)

/s/ Patricia L. Langiotti     Director                      January 27, 1999
Patricia L. Langiotti

/s/ Kenneth A. Longacre       Director                      January 27, 1999
Kenneth A. Longacre

/s/ Robert E. Rigg            Director                      January 27, 1999
Robert E. Rigg


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/s/ C. Robert Roth            Director                      January 27, 1999
C. Robert Roth

/s/ Harold C. Wegman, D.D.S.  Director                      January 27, 1999
Harold C. Wegman, D.D.S.

/s/ Wayne R. Weidner          Director and                  January 27, 1999
Wayne R. Weidner              President